K 1 form8-k.htm CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): April 22, 2010

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

SARS Corporation
2462 Washington Road
Washington, IL 61571
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (309) 427-5961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.03.  Bankruptcy or Receivership

On April 22, 2010, FasTech Services, Inc., a Nevada corporation (“FasTech Services”), and wholly owned subsidiary of SARS Corporation, a Nevada Company (“SARS”), filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code for the purpose of rehabilitating its financial affairs (the “Petition”).  FasTech Services filed the Petition with the United States Bankruptcy Court for the Central District of Illinois, under case number 10-81323.

The filing of the Petition places an automatic stay that restrains most actions a creditor could commence or continue against FasTech Services and its assets, under applicable bankruptcy law, without the permission of the Bankruptcy Court.  Following recent actions of certain the FasTech Services’s creditors, management of FasTech Services and its parent corporation, SARS, concluded it would be prudent for the FasTech Services to file the Petition and to obtain the protection of the automatic stay in order to preserve assets and its ongoing operations for the benefit of all of its creditors.

While operating under Chapter 11, FasTech Services intends to continue implementing its business plan of reducing costs, consolidating its operations, and seeking financing with the objectives of successfully reorganizing FasTech Services’s financial affairs, while expanding its business.

Section 8 – Other Information

Item 8.01 Other Information

On April 26, 2010, the Company issued a press release regarding the above detailed  restricting of management, a copy of which is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.3	Press Release dated April 27, 2010	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010

SARS Corporation

/s/ Mark Swank
By: Mark Swank
Its:  Chief Executive Officer, President